UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2012

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (414) 319-8500

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 6, 2012, Joy Global Inc. (the “Company”) issued a press release announcing the commencement of a tender offer to purchase outstanding shares and options of common stock of International Mining Machinery Holdings Limited (“IMM”), a leading designer and manufacturer of underground mining equipment in China, for HKD8.50 per share or, in the case of options, the amount by which HKD8.50 exceeds the exercise price of each option.  The tender offer is required by Rule 26.1 of the Hong Kong Takeovers Code as a result of the Company’s purchase of approximately 41.1% of IMM’s outstanding common stock on December 29, 2011.  As a result of this purchase and prior open market purchases, the Company currently owns approximately 69.2% of IMM’s outstanding common stock.  The tender offer will expire at 4:00 p.m. Hong Kong time on February 3, 2012.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Company is furnishing this Current Report on Form 8-K, including the attached exhibit, pursuant to Item 7.01 (Regulation FD Disclosure) of Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated as of January 6, 2012, of Joy Global Inc. announcing the commencement of a tender offer for the remaining outstanding shares of IMM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: January 6, 2012	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)